                          SUB-ADMINISTRATION AGREEMENT

SUB-ADMINISTRATION AGREEMENT made this 26th day of February, 1998 between Waterhouse Securities, Inc. ("Waterhouse"), a Delaware corporation, and Funds Distributor, Inc. ("FDI"), a Massachusetts corporation.

WHEREAS, Waterhouse provides certain administrative services for certain open-end management investment companies registered under the Investment Company Act of 1940, as amended ("the 1940 Act") (the "Company"), and to certain portfolios of the Company (each a "Portfolio", collectively, the "Portfolios") as listed on Schedule A, as such Schedule shall be automatically amended from time to time, subject to Board of Director approval;

WHEREAS, Waterhouse serves as administrator for the Company pursuant to an Administration Agreement dated as of February 26, 1998, as amended from time to time;

WHEREAS, Waterhouse desires to retain FDI to assist it in performing administrative services with respect to the shares of the common stock (the Shares) of the Company and FDI is willing to perform such services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Services Provided by FDI. FDI will assist Waterhouse by providing services to the Portfolios of the Company, as listed in Exhibit A.

2. Services Provided by Waterhouse. In furtherance of the responsibilities under this Agreement Waterhouse will:

        (a) cause the Company's service providers to furnish any and all information and assist FDI in taking any other actions that may be reasonably necessary in connection with FDI providing those services listed in Exhibit A;

        (b) cause the Company's blue sky administrator to monitor sales of the Shares to assure compliance with applicable state securities and Blue Sky laws;

        (c) cause the Company's transfer agent to give necessary information for the preparation of quarterly reports in a form satisfactory to FDI regarding Rule 12b-1 fees, front-end sales loads, back-end sales loads, if applicable, and other data regarding sales and sales loads as required by the 1940 Act or as requested by the Board of Directors of the Company;

        (d) cause the Company's transfer agent to provide FDI with all necessary historical information so that FDI can calculate the maximum sales charges payable by the Company pursuant to the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") and the actual sales charges paid by the Company, if applicable;

cause the Company's transfer agent to provide FDI with all of the necessary information so that FDI can calculate the maximum sales charges payable by the Company pursuant to the Conduct Rules of the NASD and the actual sales charges paid by the Company, if applicable; and cause the Companys transfer agent to provide such information in a form satisfactory to FDI no less often than monthly for every Company and on a daily basis for any Company where FDI determines that the remaining limit is approaching zero, if applicable; and

(e) provide FDI with copies of, or access to, any documents that FDI may reasonably request and will notify FDI as soon as possible of any matter materially affecting FDIs performance of its services under this Agreement.

3. Compensation; Reimbursement of Expenses. For the services rendered by FDI hereunder, FDI shall receive a fee from Waterhouse as agreed by Waterhouse and FDI from time to time as set forth in Schedule B attached hereto. This fee will be payable in equal monthly installments on the second business day of each month.

4. Effective Date and Term. This Agreement shall become effective with respect to a Company as of the date first written above (or, if a particular Company is not in existence on that date, on the date Funds Distributor, Inc. becomes sub-administrator to the Company; Schedule A to this Agreement shall be deemed amended to include such Company from and after such date).

This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Company's Board or (ii) by a vote of a majority (as defined in the 1940 Act) of the Shares of the Company or the relevant Portfolio, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to any Portfolio or any Company, without penalty, on not less than sixty days notice, by the Company's Board of Directors, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Company, or by you. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Agreement may be terminated by either party, on not less than 60 days written notice, upon any material breach of this Agreement by the other party. If FDI ceases to be the Sub-Administrator of any Company before the fifth anniversary of the date the Company began its investment activities, Waterhouse shall reimburse FDI an amount equal to the number resulting from multiplying the Company's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of initial shares redeemed by FDI or its affiliate and the denominator of which is equal to the number of initial shares still outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires FDI to reimburse the Company such amount. (Initial shares shall mean the shares purchased by FDI or an affiliate to provide the initial seed capital to a Company pursuant to Section 14 of the 1940 Act.)

5.      Standard of Care and Indemnification.

(a) Waterhouse will indemnify and hold harmless FDI, its officers, employees and agents and any persons who control FDI (together FDI and its employees) and hold each of them harmless from any losses, claims, damages or liabilities, or actions in respect thereof, to which FDI and its employees may become subject, including amounts paid in settlement with the prior written consent of Waterhouse, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or result from the failure of Waterhouse to comply with the terms of this Agreement;

(b) FDI will indemnify and hold harmless Waterhouse, its officers, employees and agents and any persons who control Waterhouse (together Waterhouse and its employees) and hold each of them harmless from any losses, claims, damages or liabilities, or actions in respect thereof, to which Waterhouse and its employees may become subject, including amounts paid in settlement with the prior written consent of FDI, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or result from the failure of FDI to comply with the terms of this Agreement;

Waterhouse will reimburse FDI and its employees for reasonable legal or other expenses reasonably incurred by FDI and its employees in connection with investigating or defending against any such loss, claim, damage, liability or action. Waterhouse shall not be liable to FDI for any action taken or omitted by FDI in bad faith, with willful misfeasance or gross negligence, or with reckless disregard by FDI of its obligations and duties hereunder. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the employees of FDI that serve as officers or directors of the Company and to each of the directors and officers of FDI and any person controlling FDI within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or Section 20 of the Securities Exchange Act of 1934 ("1934 Act").

FDI will reimburse Waterhouse for reasonable legal or other expenses reasonably incurred by Waterhouse in connection with investigating or defending against any such loss, claim, damage, liability or action. FDI shall not be liable to Waterhouse for any action taken or omitted by Waterhouse in bad faith, with willful misfeasance or gross negligence, or with reckless disregard by Waterhouse of its obligations and duties hereunder. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the directors and officers of Waterhouse and any person controlling Waterhouse within the meaning of Section 15 for the 1933 Act or
Section 20 of the 1934 Act.

(c) (i) Promptly after an indemnified party (or, if such indemnified party is not a natural person, a responsible officer of such indemnified party) receives notice or otherwise becomes aware of the commencement of any action or other assertion of any losses, claims, damages or liabilities by any third party, such indemnified party shall, if a claim in respect thereof is to be made pursuant to this Section 5, notify the indemnitor of the same in writing (such notice, a "claim notice"); but the omission so to notify the indemnitor will not relieve the indemnitor from any liability that it may have to such indemnified party otherwise than under this Section 5. In the event that the indemnified party notifies the indemnitor in writing of its waiver of any right to indemnification pursuant to this Section 5 in respect of any losses, claims, damages or liabilities or portion thereof, the provisions of clause (ii) of this Section 5(c) shall not apply.

(ii) Promptly following receipt of a claim notice, the indemnitor, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnitor may designate in contesting such losses, claims, damages or liabilities and shall pay the reasonable fees and disbursements of such counsel related to such contest. In any such contest, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnitor and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such contest (including any impleaded parties) include both the indemnitor and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm for all such indemnified parties. The indemnitor may, at its option, at any time upon written notice to the indemnified party, assume the responsibility for contesting any losses, claims, damages or liabilities and may designate counsel satisfactory to the indemnitor in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the responsibility for contesting any losses, claims, damages or liabilities, the indemnitor shall not be liable for any settlement or compromise of such losses, claims, damages or liabilities or portion thereof which settlement or compromise is effected without its written consent, but if settled or compromised with such consent or if there be a final judgment for the plaintiff asserting such losses, claims or liabilities, the indemnitor agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise or judgment. If the indemnitor assumes responsibility for contesting any losses, claims, damages or liabilities, it shall be entitled to settle or compromise such losses, claims, damages or liabilities or portion thereof with the consent of the indemnified party or, if such settlement or compromise provides for release of the indemnified party in connection with all matters relating to such losses, claims, damages or liabilities, or, with respect to the settlement or compromise of a portion of such losses, claims, damages or liabilities, all matters relating to such portion of such losses, claims, damages or liabilities, that have been asserted against the indemnified party by the other parties to such settlement or compromise, without the consent of the indemnified party. In the event that any expense paid by the indemnitor pursuant to this Section 6(c) is subsequently determined to not be required to be borne by the indemnitor, the indemnified party that received such payment shall promptly refund the amount so paid to the indemnitor. If the indemnitor assumes responsibility for contesting any losses, claims, damages or liabilities, the indemnitor shall keep the indemnified party apprised, on a current basis, of matters concerning such contest, including without limitation (i) providing the indemnified party with reasonable notice of and opportunity to be present in person and/or by counsel at proceedings or discussions of settlement or compromise; (ii) providing the indemnified party with copies of and opportunity to comment on filings, papers or settlement agreements proposed to be filed or served by or on behalf of the indemnitor; and
(iii) providing the indemnified party with copies of filings, papers and proposed settlement agreements received by the indemnitor from or on behalf of persons asserting such losses, claims, damages or liabilities.

(d) The obligation to indemnify and provide contribution pursuant to this
Section 6 shall survive the termination of this Agreement.

7. Record Retention and Confidentiality. FDI shall keep and maintain on behalf of the Company all books and records which the Company and FDI are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. FDI further agrees that all such books and records shall be the property of the Company and to make such books and records available for inspection by the Company, by Waterhouse, or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Company and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

8. Rights of Ownership. All computer programs and procedures developed to perform the services to be provided by FDI under this Agreement are the property of FDI.

9. Return of Records. FDI may at its option at any time, and shall promptly upon the demand of Waterhouse and/or the Company, turn over to Waterhouse and/or the Company and cease to retain FDIs files, records and documents created and maintained by FDI pursuant to this Agreement so long as FDI shall be able to retain photocopies of such documents to the extent needed by FDI in the performance of its services or for its legal protection. If not so turned over to Waterhouse and/or the Company, such documents and records will be retained by FDI for six years from the end of the fiscal year of the Company for which they were created. At the end of such six-year period, such records and documents will be turned over to Waterhouse and/or the Company unless the Company authorizes in writing the destruction of such records and documents.

10. Representations of Waterhouse. Waterhouse represents and warrants to FDI that this Agreement has been duly authorized by Waterhouse and, when executed and delivered by Waterhouse, will constitute a legal, valid and binding obligation of Waterhouse, enforceable against Waterhouse in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11. Representations of FDI. FDI represents and warrants that this Agreement has been duly authorized by FDI and, when executed and delivered by FDI, will constitute a legal, valid and binding obligation of FDI, enforceable against FDI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

12. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to Waterhouse at the following address: Waterhouse Securities, Inc., 100 Wall Street, New York, New York 10005, Attention: President;

and to FDI at the following address: 60 State Street, Suite 1300, Boston,
MA 02109, Attention: President with a copy to General Counsel or at such other address as such party may designate by written notice to the other, or in either case if sent by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

13. Headings. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

14. Assignment. This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party.

15. Governing Law. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of New York.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                             WATERHOUSE SECURITIES, INC.


                                             By: /s/ Michele R. Teichner
                                                 ----------------------------
                                             Title: Senior Vice President
                                                 ----------------------------


                                             FUNDS DISTRIBUTOR, INC.


                                             By: /s/ Richard W. Ingram
                                                 ----------------------------

                                             Title: Exec. Vice President
                                                 ----------------------------

                                                       Dated:  February 26, 1998




                                   SCHEDULE A
                                TO THE AGREEMENT
                                    BETWEEN
                          WATERHOUSE SECURITIES, INC.
                                      AND
                            FUNDS DISTRIBUTOR, INC.


NAME OF COMPANY

NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.
Kennedy Cabot Money Market Portfolio
Kennedy Cabot U.S. Government Portfolio
Kennedy Cabot Municipal Portfolio


                                                WATERHOUSE SECURITIES, INC.

                                                By: /s/ Michele R. Teichner
                                                 ----------------------------

                                                Title: Senior Vice President
                                                 ----------------------------



                                                FUNDS DISTRIBUTOR, INC.

                                                By:  Richard W. Ingram
                                                 ----------------------------

                                                Title: Exec. Vice President
                                                 ----------------------------

                                                      Dated:  February 26, 1998




                                   SCHEDULE B
                                TO THE AGREEMENT
                                    BETWEEN
                          WATERHOUSE SECURITIES, INC.
                                      AND
                            FUNDS DISTRIBUTOR, INC.



FDI's annual fee charged to and payable by Waterhouse as defined below is its share of an annual complex-wide charge. The annual complex-wide charge is:

     (a) an annual fee of $250,000 for all Covered Entities for Routine Administrative Services, as defined in Exhibit A, payable in equal monthly installments on the second business day of each month; and

     (b) for Extraordinary Administrative Services, as defined in Exhibit A, for any Covered Entity:

     (i) a flat fee to be negotiated after the scope of the project has been accurately and completely defined; or

     (ii) a fee for a particular project based on a blended hourly rate of $75.00 per person. Only personnel with an Assistant Vice President title or higher with FDI would bill on an hourly basis.


Except as previously set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly in arrears. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. In addition, Waterhouse agrees to reimburse FDI for FDIs reasonable out-of-pocket expenses as mutually agreed to by the parties from time to time.

A Covered Entity is any series of Waterhouse Investors Family of Funds, Inc. and National Investors Cash Management Fund, Inc. and each other future mutual fund (or series thereof) for which FDI provides administrative services.

                                                                      EXHIBIT A
                            Administrative Services

Funds Distributor will provide the following administrative services:

Corporate and Secretarial Services

             * Provide Secretary and the necessary complement of Assistant Secretaries for the fund. These services will be provided consistent with the procedures listed in Exhibit B.

             * Maintain general corporate calendar. Track all legal and compliance requirements through annual cycles.

             * Four quarterly board meetings per year:
                     * Prepare agenda and background materials for legal
                       approval
                     * Make presentations
                     * Monitor annual approval requirements
                     * Prepare extensive background material for
                       annual review of advisory fees
                     * Prepare minutes
                     * Follow-up on matters raised at meetings

             * Maintain Articles of Incorporation and By-Laws of the Corporation

             * Prepare organizational board meeting materials

             * Draft contracts, assisting in negotiation and planning, as appropriate. For example negotiate, draft and keep current the following contracts: (i) investment advisory and sub-advisory contracts; (ii) Distribution Agreement; (iii) Bank Agreements;
               (iv) Broker Dealer Agreements; (v) Transfer Agency Agreement;
               (vi) Custody Agreement; (vii) Administration Agreement and Sub-Administration Agreement; (viii) 12b-1 Plans and related agreements; (ix) Shareholder Servicing Plans and Related Agreements; (x) IRA Custodian Agreements; (xi) Bi-Party Repurchase Agreements; (xii) Tri-Party Repurchase Agreements;
               (xiii) Futures Account Agreement and Procedural Safekeeping Agreement; (xiv) loan agreements; and (xv) various other agreements and amendments.


SEC and Public Disclosure Assistance

             * Prepare and file one annual amendment to the Companys
               registration statement, including updating prospectuses and SAIs.

              * Coordinate/monitor, with assistance from the fund administrator and fund accountant and any other relevant fund service providers, EDGAR (Electronic Data Gathering Analysis and Retrieval System) on-line filings related to post-effective amendments, N-SARs, 24f-2, annual and semi-annual shareholders reports.

              * Review annual and semi-annual Shareholder Reports.

              * Provide legal assistance for shareholder communications.

              * Shareholder Meetings
                      * Draft Proxies
                      * Organize, attend and keep minutes
                      * Work with the Transfer Agent on Solicitations and Vote
                        Tabulation
                      * Provide legal presence at meetings

              * Draft Proxy/Solicitation Documents on Form N-14 (Fund Mergers).

              * Monitor and participate in the preparation of documents for
                Exemptive Orders (e.g., Joint Repurchase Account), Revenue Rulings (e.g., Multi-Class) and other state specific regulator orders (e.g., Florida Request for Technical Assistance).

              * Filing advertising and sales literature with the appropriate regulatory entities and providing all compliance review of such materials.


Legal Consulting and Planning

              * Provide general legal advice on matters relating to portfolio management, fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in the funds investment policies, operations, or structure.

              * Maintain a continuing awareness of significant emerging
                regulatory and legislative developments which may affect the fund, update the advisor on those developments, and provide related planning assistance.

              * Develop or assist in developing guidelines and procedures to improve overall compliance by the fund and its various agents.

              * Provide advice with regard to fund litigation matters, routine fund examinations and investigations by regulatory agencies.

              * Provide advice regarding long term planning for the Company including the creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods.

              * Maintain effective communications with fund counsel, counsel to the non-interested board members and to the funds local counsel.

              * Create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects.

              * Monitor activities and billing practices of outside counsel performing services for the fund or in connection with related fund activities.

Compliance

              * Review of all testing that is done by fund accountant to assist the advisor in complying with fund prospectus guidelines and limitations, 1940 Act requirements, and Internal Revenue Code requirements.

              * Review of monthly testing and compliance report created by fund accountant including:
                      * Tax compliance testing for gross income, short three,
                        diversification, and single issuer,
                      * 5% diversification testing for tax and 1940 Act
                        compliance based on current market value and acquisition cost testing, if required,
                      * Income available for distribution report, which includes capital gains and interest income,
                      * Net investment income calculated on per-share basis each month, and
                      * Prospectus and 1940 Act compliance testing-tests are
                        tailored to each individual funds prospectus and tests against the type and amount of securities held.

              * Jointly create Compliance Manuals and workshops for advisory personnel with the fund accountant.

              * Consultation and advice for resolution of compliance questions along with the investment advisor, the fund administrator, the fund counsel and the fund accountant.

              * Be actively involved with the management of SEC and other regulatory examinations.

              * Review with the investment advisor and fund administrator summary reports created by the fund accountant of all compliance issues to assure immediate compliance adjustments.

              * Assist portfolio managers with compliance matters including reviewing the Compliance Manual on a regular basis and attending compliance meetings with the portfolio managers.

              * Assist in developing guidelines and procedures to improve overall compliance by the fund and its various agents.

              * Maintain legal liaison with and provide legal advice and counsel to fund regarding its relationships, contractual or otherwise, with the various fund agents, such as the adviser, custodian, transfer agents, and auditors with respect to their activities on behalf of the fund.

              * Advice regarding all fund distribution arrangements for
                compliance with applicable banking and broker-dealer regulations.

              * Provide other fund officers as requested (e.g. President and
                Vice President).

              * Maintaining the funds code of ethics.

Treasury Services

              * Providing the Companys Treasurer and the appropriate complement of Assistant Treasurers to assume certain specified responsibilities (these functions will be based upon the day to day work completed by knowledgeable staff assembled by Waterhouse including the fund accountant).

              * Determining properly chargeable expenses and authorizing payment of bills for each fund.

              * Monitoring and recommending changes to expense accrual rates.

              * Coordinate/monitor, with assistance from the investment adviser, the fund accountant and any other relevant fund service provider, all required financial materials for review by the board (for example, items required by SEC Rule 2a-7, 10f-3, 17a-7, and 17e-1 reports, repurchase agreements, dealer lists, securities transactions).

              * Recommending dividends to be voted by the board

              * Reviewing and monitoring mark-to-market comparisons for money market funds that are generated by the fund accountant.

              * Reviewing, signing off and filing all fund tax returns after such returns have been prepared and signed by the funds independent auditors.

              * Assisting (along with the fund accountant) the funds advisor in valuing securities which are not readily salable.

              * Function as a liaison with the funds custodian, fund accountant, outside auditors and regulators, including managing the planning and conducting of audits and examinations.

                                                                EXHIBIT B

                         SIGNATURE/OVERSIGHT PROCEDURES

                     RULE 24e(2)/24f(2) SHARE REGISTRATION

Documents pertaining to filing of fund share registration statements pursuant to Rule 24e(2) or 24f(2) will be prepared by the fund accountant. The fund accountant will provide FDI with certain financial information contained in such filing. After the filing documents have been prepared and reviewed by Waterhouse, the following will occur:

     * Filing documents, accompanied by a completed signature request form (see copy attached), will be forwarded to appropriate fund officer for signature.*

     * Financial statements providing the basis for the financial information contained in the filing documents will be provided in "blueprint" form to Funds Distributor by the fund accountant.

     * Documents will be reviewed by Funds Distributor utilizing the financial statements.

     * Completed signature request form will be reviewed by Funds Distributor for proper authorization.

     * Any questions that may arise during review will be directed to Waterhouse or the fund accountant as appropriate.

     * If not in order, Funds Distributor will contact the appropriate entities or persons with an explanation and, if necessary, documents will be returned to Waterhouse and/or the fund accountant, as appropriate, with explanation.

     * If in order, documents will be signed by fund officer and returned to the Waterhouse Legal Department by the request date specified in the completed signature request form.

     * To the extent that Funds Distributor must provide an opinion letter to which another Company service provider is the source of knowledge, that service provider must provide Fund Distributor with an opinion letter supporting the date that it provides Funds Distributor.

*Contact Persons:

                         SIGNATURE/OVERSIGHT PROCEDURES

                         FORM N-SAR SEMI-ANNUAL REPORT

Semi-annual report on form N-SAR will be prepared for filing by the fund accountant. The fund accountant will provide Waterhouse and Funds Distributor with certain financial information required on Form N-SAR. After form has been completed, the following will occur:

     * Form N-SAR, accompanied by completed signature request form (see copy attached), will be forwarded to Funds Distributor for fund officer signature.*

     * Form will be reviewed by Funds Distributor and Waterhouse.

     * Completed Signature Request form will be reviewed for proper authorization.

     * Any questions that may arise during review will be directed to Waterhouse or the fund accountant appropriate.

     * If not in order, Funds Distributor will contact the appropriate entities or persons with an explanation and, if necessary, form will be returned to Waterhouse and/or the fund accountant, as appropriate, with explanation.

     * If in order, form will be signed by fund officer and returned to Waterhouse by the request date specified in the completed signature request form.

*Contact Person:

                         SIGNATURE/OVERSIGHT PROCEDURES

                                  TAX RETURNS

All tax and information returns will be prepared and reviewed by the fund's auditor. When returns are completed and reviewed, the following will occur:

     * Tax and information returns, signed by independent auditors and accompanied by a completed signature request form (see copy attached), will be forwarded to Funds Distributor for fund officer signature.*

     * All returns will be reviewed by Funds Distributor and Waterhouse.

     * Completed signature request form will be reviewed for proper authorization.

     * Any questions that arise during review will be directed to the funds auditor.

     * If not in order, returns will be returned to the funds auditor with explanation.

     * If in order, returns will be signed by fund officer and returned to the fund auditor.

*Contact Persons:

                         SIGNATURE/OVERSIGHT PROCEDURES

                           SEC EXAMINATION/INQUIRIES

When the Securities and Exchange Commission conducts a periodic examination of the Company or makes written inquiries for specific information, the following will occur:

     * Waterhouse* will promptly inform Funds Distributor* of such examination or written inquiry.

     * Waterhouse will inform Funds Distributor of the specific nature of the information requested for examination or by inquiry.

     * Funds Distributor will be actively involved with any SEC examinations.

     * Waterhouse will submit to Funds Distributor the response to SEC-written inquiries.

     * Waterhouse will forward to Funds Distributor and each fund officer a copy of the comment letter received from the SEC upon completion of examination.

     * Waterhouse will forward to Funds Distributor and each officer a copy of the response to the comment letter.

*Contact Person:

                         SIGNATURE/OVERSIGHT PROCEDURES

                          AUDIT REPRESENTATION LETTER

The process of examining financial statements of the Company by independent auditors includes the receipt of a letter from the Company in which various representations are made. This letter will be prepared by the independent auditors. Upon completion of this letter, the following will occur:

     * Letter will be reviewed and signed by Waterhouse authorized signatory.

     * Letter will be sent to Funds Distributor for review and fund officer signature.*

     * Letter will be reviewed by Fund Distributor.

     * To the extent that Funds Distributor must provide an audit representation letter to which another Company service provider is the source of knowledge (i.e. the fund auditor), that service provider must provide Funds Distributor with an opinion letter supporting the audit representation letter or any other data that it provides Funds Distributor.

     * If not in order, letter will be returned to Waterhouse or the fund auditor with explanation.

     * If in order, letter will be signed by fund officer and returned to independent auditors.

*Contact Persons:

                         SIGNATURE/OVERSIGHT PROCEDURES

                 VALUATION OF MUTUAL FUND PORTFOLIO SECURITIES

In connection with the valuation of mutual fund portfolio securities, it is sometimes necessary to convene a meeting of the Company's Portfolio Securities Pricing Committee to place a value on a portfolio security for the purpose of calculating NAV per share.

     * Funds Distributor and a find officer will be present at meeting, either in person or by conference call.

     * Meeting minutes or memo of Pricing Committee decisions will be sent to Funds Distributor.

In addition, because of the complexities or large universe of various portfolio securities (i.e., GNMA and Tax-Exempt Securities), an independent pricing service is utilized to price such securities.

     * Waterhouse will inform Funds Distributor of any change of independent pricing service.

In connection with money market funds, it is necessary to monitor any deviation of a fund's net asset value per share calculated using market values from the fund's net asset value per share calculated using amortized cost prices.

     * Waterhouse or the fund accountant will send Funds Distributor,* on a daily basis, a schedule that indicates each money market fund's net asset value per share calculated at amortized cost and market value.

     * Waterhouse or the fund accountant will send Fund Distributor,* on a monthly basis, a schedule for each fund, indicating the fund's total net assets, dividend per share and net asset value per share calculated at amortized cost and market value.

     * Waterhouse will notify Funds Distributor* when Waterhouse intends to apprise a fund's Board of Directors of information concerning the fund's net asset value per share.

                         SIGNATURE/OVERSIGHT PROCEDURES

                      CHANGE IN NET ASSET VALUE PER SHARE

If a funds net asset value per share changes after the day of calculation and shareholder account processing, the following will occur:

* Waterhouse or the fund accountant will send Funds Distributor* a schedule that will indicate the fund and change in net asset value per share.

* Waterhouse or the fund accountant will document the change in net asset value per share and forward the documentation to Funds Distributor* accompanied by completed signature request form (see copy attached).

* Contact Persons:

                      CHANGE IN NET ASSET VALUE PER SHARE

                             SIGNATURE REQUEST FORM

TO: ____________________________________________________________________________

FROM: __________________________________________________________________________

       Tel. #: ___________________________      Fax # __________________________

Date: __________________________________________________________________________

RIC/Company Name:_______________________________________________________________

Restated NAV Per Share:_________________________________________________________

Documentation of Change in NAV:_________________________________________________

Waterhouse Approval:
Signature:                                               Date:
          ----------------------------------                  ---------------
          Name:
          Title:

Funds Distributor Approval:
Signature:                                               Date:
          ----------------------------------                  ---------------
          Company Officer



Waterhouse Authorized Signatories   Fund Distributor Contact Persons
----------------------------------  --------------------------------

                         SIGNATURE/OVERSIGHT PROCEDURES

                                RECLAIM OF TAXES
                  WITHHELD FORM DIVIDENDS ON FOREIGN SECURITIES

Forms necessary to reclaim taxes withheld from dividends paid on foreign securities are coordinated by the fund's auditor. When these forms require the signature of a fund officer, the following will occur:

* Completed forms, accompanied by completed signature request form (see copy attached), will be forwarded to Funds Distributor for fund officer signature.*

*    Funds Distributor will review the form

*    Funds Distributor will review the completed form for proper authorization.

* Any questions that arise during review will be directed to the fund's auditor.


* If not in order, form will be returned to the fund's auditor with explanation.



* If in order, form will be signed by fund officer and returned to the fund's auditor.



* Contact Persons: